UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2005

MarkWest Hydrocarbon, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	1-14841	84-1352233
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO	80112-5000
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  303-290-8700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 1, 2005, pursuant to the terms and conditions of the Purchase and Sale Agreements dated as of September 16, 2005, MarkWest Energy Partners, L.P. (the “Partnership”), a consolidated subsidiary of MarkWest Hydrocarbon, Inc. (“MarkWest Hydrocarbon”), announced that it closed the acquisition of 100% of the interests in the Javelina gas processing and fractionation facility in Corpus Christi, Texas from El Paso Corporation, Kerr-McGee Corp. and Valero Energy Corp. The total consideration includes a purchase price of $355 million plus approximately $20 million for existing cash and $16 million for other positive working capital adjustments.  A copy of the Partnership’s press release announcing the completion of the acquisition is furnished as Exhibit 99.1 to this form 8-K.

The gas processing facility treats and processes off-gas from six refineries in the Corpus Christi area.  The facility was constructed in 1989 to process refinery off-gas and recover up to 28,000 barrels per day of natural gas liquids, as well as hydrogen. The Javelina facility currently processes 125 to 130 mmcfd of inlet gas but is expected to increase as refinery output continues to grow.

The financing for the Javelina acquisition was accomplished through a $100 million revolving credit facility and a $400 million term loan facility.  The Partnership expects to permanently finance these assets in the first half of 2006 with a combination equity and long-term debt.  The goal will be to maintain a debt-to-total capital ratio of less than 50 percent in keeping with MarkWest’s long-term balance sheet objectives.  A copy of the credit agreement is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(i)	Financial Statements of Businesses Acquired

The Financial Statements required to be filed pursuant to Item 9.01 (i) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 75 days after the date this Form 8-K is required to be filed.

(ii)	Pro Forma Financial Information

The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(iii)	Exhibits

	99.1	Press Release, dated November 1, 2005, announcing that MarkWest Energy Partners Closes the acquisition the Javelina Gas Corporation Processing and Fractionation Facility

	99.2	Fourth Amended and Restated Credit Agreement, dated as of November1, 2005

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.
It’s General Partner

Date: November 8, 2005	By:	/s/ James G. Ivey
James G. Ivey,
Chief Financial Officer